As filed with the Securities and Exchange Commission on January 15, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 16, 2002

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant’s telephone number, including area code)

Item 7 Financial Statements and Exhibits

     (c)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	The script prepared for use by First Charter Corporation Executives for securities analysts meeting held on January 16, 2002, discussing fourth quarter 2001 results and present growth and earnings estimates for fiscal year 2002 and other business information.

99.2	Slide Package prepared for use with the script included as Exhibit 99.1 by First Charter Corporation Executives for securities analysts meeting held on January 16, 2002, discussing fourth quarter 2001 results and present growth and earnings estimates for fiscal year 2002 and other business information.

Item 9 Regulation FD Disclosure

     On January 16, 2002, as previously announced, First Charter Corporation held a simultaneous analyst presentation and audio webcast to discuss fourth quarter 2001 results and present growth and earnings estimates for fiscal year 2002 and other business information. The script and corresponding slide package prepared for use by First Charter Corporation executives at this presentation were posted to First Charter Corporation’s website and the script and certain of the slides are also furnished herewith as Exhibits 99.1 and 99.2, respectively. The furnishing of the script and slides is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials they contain include material investor information that is not otherwise publicly available. In addition, all of the information in the presentations is presented as of January 16, 2002, and First Charter Corporation does not assume any obligation to update such information in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

By:	/s/ Robert O. Bratton

Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: January 16, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	The script prepared for use by First Charter Corporation Executives for securities analysts meeting held on January 16, 2002, discussing fourth quarter 2001 results and present growth and earnings estimates for fiscal year 2002 and other business information.
99.2	Slide Package prepared for use with the script included as Exhibit 99.1 by First Charter Corporation Executives for securities analysts meeting held on January 16, 2002, discussing fourth quarter 2001 results and present growth and earnings estimates for fiscal year 2002 and other business information.